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                                                                    EXHIBIT 3.52

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                              JUN 03 1991
                                                         Corporations Section

                           ARTICLES OF INCORPORATION


                                       OF


                       SALEM RADIO REPRESENTATIVES, INC.

     I, the undersigned natural person of the age of eighteen (18) years or more, acting as Incorporator of a corporation (hereinafter referred to as the "Corporation") under the Texas Business Corporation Act (hereinafter referred to as the "Act"), adopt the following Articles of Incorporation for the
Corporation:

                                  ARTICLE ONE

                                     NAME
                                     ----

     The name of the Corporation is:  Salem Radio Representatives, Inc.

                                  ARTICLE TWO

                                   DURATION
                                   --------
     The period of the duration of the Corporation is perpetual.

                                 ARTICLE THREE

                              PURPOSES AND POWERS
                              -------------------

     Section 1.  Purposes.  The purposes for which the Corporation is organized
     ---------   --------
are the transaction of any or all lawful business for which corporations may be incorporated under the Act.

     Section 2.  Powers.  Subject to any limitations or restrictions imposed by
     ---------   ------
the Act or other law, or by the Articles of Incorporation, the Corporation shall have and exercise all of the powers
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specified in the Act or in any other applicable law of Texas, and all powers necessary or appropriate to effect any or all of the purposes for which the Corporation is organized.

     Section 3.  Direction of Purposes and Exercise of Powers by Directors.
     ---------   ---------------------------------------------------------
Subject to any limitation or restrictions imposed by the Act, by other law, or by these Articles of Incorporation, the Board of Directors is hereby authorized to direct, by resolution duly adopted, the purposes set forth in Article Three of these Articles of Incorporation and to exercise all powers of the Corporation, without previous authorization or subsequent approval by the Shareholders; and all parties dealing with the Corporation shall have the right to rely on any action taken by the Corporation pursuant to such action by the Board of Directors.

     Section 4.  Limiting Clause.  Nothing in this Article is to be construed as
     ---------   ---------------
authorizing the Corporation to transact any business in the State of Texas expressly prohibited by any law of Texas or to engage in any activity in Texas which cannot lawfully be engaged in without first obtaining a license under the laws of Texas and such a license cannot be granted to a corporation.

     Section 5.  Indemnification.  The corporation shall indemnify to the
     ---------   ---------------
fullest extent permitted by law any current or former director of the corporation and his or her estate who is made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative), including any suit for monetary damages by the corporation or its shareholders by reason of the fact that he is or was a director of the corporation.

     The protection and indemnification provided hereunder and as further described in the bylaws of the corporation shall not be deemed exclusive of any other rights to which such director or former director may be entitled, under any agreement, insurance policy, vote of shareholders, or otherwise.

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     The Corporation may indemnify any person made a party to any action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that he or she, his or her testator, or intestate, is or was an officer or employee of the Corporation, or is or was a director, officer or employee of any Corporation which he or she served in such capacity at the request of the Corporation, against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense of the action, suit or proceeding or in connection with any appeal of it. This right of indemnification shall be more fully delineated in the Bylaws of the Corporation. The right to indemnification conferred by this Article shall not restrict the power of the Corporation to make any other type of indemnification permitted by law.

     Section 6.  Liability of Directors.  A director of the corporation shall
     ---------   ----------------------
not be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the Director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of law;
(iii) a transaction from which the director received an improper benefit; (iv) an act or omission for which the liability of a director is expressly provided by statute; or (v) an unlawful dividend or stock repurchase.

     If the applicable Texas laws are amended after the date hereof to authorize action by corporations to further eliminate or limit personal liability of directors, then liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the laws of the State of Texas, as amended.

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     Section 7.  Insurance.  The Corporation shall have power to purchase and
     ----------  ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such a person whether or not the Corporation would have the power to indemnify him against such liability by statute.

                                 ARTICLE FOUR

                                 CAPITAL STOCK
                                 -------------

     Section 1.  Authorized Shares.  The aggregate number of shares which the
     ---------   -----------------
Corporation shall have authority to issue is Five Hundred Thousand (500,000) shares of Common Stock of the par value of ten cents ($.10) each.

     Section 2.  Non-cumulative Voting.  Directors shall be elected by majority
     ---------   ---------------------
vote.  Cumulative voting shall not be permitted.

                                 ARTICLE FIVE

                 INITIAL CONSIDERATION FOR ISSUANCE OF SHARES
                 --------------------------------------------

     The Corporation will not commence business until it has received for the issuance of shares consideration of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

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                                  ARTICLE SIX

                      INITIAL REGISTERED OFFICE AND AGENT
                      -----------------------------------

     Section 1.  Registered Office.  The post office address of the initial
     ---------   -----------------
registered office of the Corporation is: 4600 First Interstate Bank Tower, 1445 Ross Avenue, Dallas, Texas 75202.

     Section 2.  Registered Agent.  The name of the initial registered agent of
     ---------   ----------------
the Corporation, at such address is:  John K. Rothpletz.

                                 ARTICLE SEVEN

                           DATA RESPECTING DIRECTORS
                           -------------------------

     Section 1.  Board of Directors.  The number of Directors shall from time to
     ---------   ------------------
time be fixed by the Bylaws of the Corporation.

     Section 2.  Names and Addresses.  The number of Directors constituting the
     ---------   -------------------
initial Board of Directors is two (2) and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors are elected and qualified, are:

          Edward G. Atsinger, III
          2310 Ponderosa Drive
          Suite 29
          Camarillo, CA 93010

          Stuart W. Epperson
          3780 Will Scarlet Road
          Winston Salem, NC 27104

     Section 3.  Increase or Decrease of Directors.  The number of directors may
     ---------   ---------------------------------
be increased or decreased from time to time by amendment to the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of a Bylaw fixing the number of directors, the number shall be not less than one (1).

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                                 ARTICLE EIGHT

                           ACTIONS WITHOUT A MEETING
                           -------------------------

     Any action required by the Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

                                 ARTICLE NINE

                                    BYLAWS
                                    ------

     Except to the extent such power may be modified or divested by action of the shareholders representing a majority of the issued and outstanding shares of the Common Stock of the Corporation taken at a regular or special meeting of the shareholders, the power to adopt, alter, amend or repeal the Bylaws of the Corporation shall be vested in the Board of Directors.

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                                  ARTICLE TEN

                         DATA RESPECTING INCORPORATORS
                         -----------------------------

     The name and address of the incorporator is:

          John K. Rothpletz
          4600 First Interstate Bank Tower
          1445 Ross Avenue
          Dallas, TX 75202

     These Articles of Incorporation are executed this  31st day of May, 1991.
                                                        ----        ---


                              /s/ John K. Rothpletz
                              ---------------------
                              JOHN K. ROTHPLETZ

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